Exhibit 10.8(a)

Schedule to Form of Indemnification Agreement between

Ryerson Inc. and the following parties:

Jameson A. Baxter

Richard G. Cline

Russell M. Flaum

James A. Henderson

Gregory P. Josefowicz

James R. Kackley

Dennis J. Keller

Jerry K. Pearlman

Neil S. Novich

Martha Miller de Lombera

Anré D. Williams

Jay M. Gratz

Gary J. Niederpruem

James M. Delaney

Stephen E. Makarewicz